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                                                                   EXHIBIT 11

                                    VDI MEDIA

                        COMPUTATION OF EARNINGS PER SHARE


PRO FORMA EARNINGS PER SHARE
----------------------------
Historical number of shares outstanding                                6,660,000

S Corporation distribution as of December 31, 1996  $  4,050,000


Loss: current year earnings                            3,836,000
                                                    ------------

S Corporation distribution in excess of current          214,000
period earnings


Additional shares required to pay S Corporation
distribution in excess of current period earnings                         34,503
                                                                    ------------


Pro forma weighted average shares outstanding                          6,694,503
                                                                    ------------

Net Income                                                          $  2,342,000
                                                                    ------------

Proforma earnings per share                                         $       0.35
                                                                    ------------
SUPPLEMENTAL PRO FORMA EARNINGS PER SHARE
-----------------------------------------
Outstanding debt to be repaid with Offering
proceeds                                             $  1,937,000


Additional shares required to retire
outstanding debt                                                         312,304
                                                                    ------------

Supplemental pro forma weighted shares                                 7,006,806
                                                                    ------------

Net Income                                           $  2,342,000


add: Interest expense associated with                     174,600
outstanding debt (NET OF TAX)                        ------------

                                                                       2,516,600
                                                                    ------------

Supplemental pro forma earnings per share                           $       0.36
                                                                    ------------